MET-PRO CORPORATION Moderator: Kevin Bittle 05-22-09/10:00 am CT Confirmation #98364818 Page 1

MET-PRO CORPORATION

Moderator: Kevin Bittle
May 22, 2009
10:00 am CT

Operator:	Good morning. My name is (Kristy) and I will be your conference operator today. At this time I would like to welcome everyone to the Met-Pro first quarter results conference call.

All lines have been placed on mute to prevent any background noise. After the speakers’ remarks there will be a question and answer session. If you would like to ask a question during this time simply press star then the number 1 on your telephone keypad.

If you have already done so please press the pound sign now then press star 1 again to insure your question is registered. If you would like to withdraw your question press the pound key. Thank you.

I would now like to turn the call over to Mr. Kevin Bittle, Manager of Creative Services. Please go ahead sir.

Kevin Bittle:	Good morning and welcome to Met-Pro Corporation’s earnings conference call for the first quarter of our fiscal year 2010 which ended April 30, 2009.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
05-22-09/10:00 am CT
Confirmation #98364818

My name is Kevin Bittle and I’m with the company’s Creative Service’s department.

With me on our call this morning are Ray De Hont, our Chairman and Chief Executive Officer and Gary Morgan, our Senior Vice President of Finance and Chief Financial Officer. Shortly you’ll hear comments from both of these individuals. But before we begin I’d like to make a few comments.

I’d like to remind you that any statements made today with regard to our future expectations may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Please refer to our annual report for the fiscal year ended January 31, 2009 that was filed with the SEC, for important factors that among others could cause our actual results to differ from any results that might be projected, forecasted or estimated in any of our forward looking statements.

And with that I will now turn the call over to Ray. Ray?

Ray De Hont:
Thank you Kevin. Good morning everyone and welcome again from Harleysville, Pennsylvania. Earlier this morning we released our financial results for the first quarter. I hope all of you have the opportunity to review them.

In a moment Gary Morgan will provide more specific comments on the quarter’s financial results but first I’d like to offer my perspective on our performance.

Clearly our results in the first quarter reflect the pervasive and enduring nature of the current global economic slowdown, especially on capital projects

MET-PRO CORPORATION
Moderator:  Kevin Bittle
05-22-09/10:00 am CT
Confirmation #98364818

compounded by the fact that our first fiscal quarter is historically our weakest quarter.

However I believe the overriding message within our performance this quarter is the strength of the Met-Pro brand and the resilience of our business model. Gross margin in the quarter were 35.7% of sales, the second highest quarterly gross margin in the last several years.

I continue to point the facility consolidations, global sourcing and more effective logistics as initiatives that are improving efficiencies and lowering costs. Just as important, our flexible manufacturing strategy is proving effective in responding to changing levels of demand.

Admittedly the economy is weighing on our businesses. Large products in the product recovery solution control area and some of our businesses that sell primarily to industrial markets have been particularly affected.

On a much more positive note we continue to generate strong cash flow and our cash position at April 30th was at an all time high, providing us with the financial strength to continue to invest in our business while weathering the economic turndown.

Not unlike what we had previously observed, the product recovery pollution control technologies reporting segment continues to experience delays between quotation and order submittal for their larger capital projects.

In the first quarter operating income in this segment was almost $750,000 less than in the same quarter a year ago which heavily weighed on our overall results. Though projects are still being delayed fortunately they are not being canceled.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
05-22-09/10:00 am CT
Confirmation #98364818

I literally just returned from a trip to China this week. We see a tremendous long term opportunity in Asia for our product recovery pollution control business and I had many constructive conversations with potential customers and partners we believe can help us gain share in this large market.

Our various Met-Pro brands have a growing international reputation for outstanding quality and reliability backed up by dependable service. So we are confident that over the long term this segment will continue to be a growth catalyst.

Our first quarter results also indicate a significant increase in our selling, general and administrative expenses. During our last conference call we mentioned pension expenses will be about 4 cents higher for the full year compared to last year due to the performance of the stock market despite having frozen these pension plans.

In the first quarter we also absorbed higher stock options and healthcare expenses. And last year’s first quarter benefited from a one time $300,000 legal settlement. When added up these items resulted in a difference of approximately 4 cents per share in the first quarter compared with the same period last year.

We continue to look for opportunities to increase efficiencies and over the second half of this year we’ll be implementing a long planned improvement to our ERP system. Together with our vigilant efforts to reduce internal costs under our control, we are working diligently to improve the leverage in our business model.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
05-22-09/10:00 am CT
Confirmation #98364818

We maintain an extremely strong balance sheet. In the first quarter cash flows from operating activities were $5.9 million up nearly 25% from the same period a year ago, a significant contributor to our record cash position.

Keep in mind that cash at April 30th is net of over $11 million in cash distributed to shareholders in the form of stock repurchases and dividends during the past 12 months. Given the condition of today’s financial and credit markets we recognize our substantial cash position provides a significant advantage relative to many less fortunate competitors.

We must be prepared for the recovery. Companies that are not prepared for the recovery stand to lose market share. Market share losses during economic recoveries are often permanent.

Therefore we intend to continue to deploy cash on a basis that is consistent with our strategy and long term objectives while sustaining our R&D budgets, investing in additional efficiency enhancements and expanding our sales and marketing team globally such as our planned addition to our South American sales organization.

In addition, we will continue to evaluate acquisition opportunities. We are confident we can fund these growth investments and maintain the strong financial position on which our shareholders have come to rely. So we are adjusting to the economic realities of today’s markets.

Visibility into end market demand remains challenging. Orders in the first quarter were down significantly from the same time one year ago. However, for over 45 years Met-Pro has demonstrated the ability and has maintained the resources to manage through difficult times.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
05-22-09/10:00 am CT
Confirmation #98364818

Our focus will be on balancing near term conditions without losing any of the market momentum that will be the true determinant of long term success.

I would now like to ask Gary Morgan to review our recent financial performance in more detail, after which I will provide some concluding remarks before we take your questions. Gary?

Gary Morgan:
Thank you Ray. Met-Pro reported first quarter fiscal 2010 sales of $19.6 million, down 13.3% from last year’s record first quarter net sales. Again, keep in mind the first quarter has historically been our weakest quarter.

First quarter net sales were strongly influenced by the performance of our product recovery in pollution control technologies reporting segment where first quarter segment net sales were $7.6 million down 20.4% from the first quarter a year ago.

As Ray mentioned, our large product revenues continue to lag as capital spending plans are being either resized or delayed, both of which ultimately delay implementation and installation.

Net sales at our fluid handling technologies reporting segment in the quarter were essentially flat compared to a year ago although there has been some flattening out in demand for its product.

The filtration and purification technologies segment net sales in this quarter were down 10.4% from the year ago period primarily due to a slowdown in the filtration side consistent with sluggish industrial production.

Net sales at our Mefiag filtration technologies reporting segment continue to reflect the global slowdown in heavy industry, Mefiag's primary target market.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
05-22-09/10:00 am CT
Confirmation #98364818

For the first quarter the consolidated gross margin came in at 35.7% which is up 220 basis points from gross margins a year ago even though comparable net sales are down 13.3% this quarter. This is one of Met-Pro’s best quarterly gross margins in the past several years.

The increase in our gross margins in the first quarter was driven by a favorable product mix, strategic product price increases and efficiency initiatives such as consolidation and global sourcing. Margins also benefited from lower commodity costs.

Though margins will tend to fluctuate from quarter to quarter depending upon product mix and a number of other variables as Ray mentioned, we have adopted a flexible manufacturing strategy that enables us to protect margins by adjusting quickly to changes in production levels.

On a consolidated basis income from operations for the first quarter was $1.5 million or 7.7% of net sales compared with 11.9% of net sales in the same quarter of last year.

The lower consolidated operating margins were a function of higher gross margins, offset by sales volume decreases and an increase of certain expenses which are tied to variables outside our control such as the performance of the stock market.

Our pension, stock option and healthcare expenses in the quarter were up approximately $500,000 relative to the same period a year ago. Furthermore, general and administrative expenses in the first quarter of last year included a positive effect of the receipt of a $300,000 legal settlement.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
05-22-09/10:00 am CT
Confirmation #98364818

The combined impact of these various items on the year over year comparison was approximately 4 cents per share.

Just a few quick thoughts on the segment operating results. In the product recovery and pollution control technologies reporting segment operating income was down nearly $750,000 from the first quarter a year ago primarily due to sales volume.

We are gradually re-qualifying more subcontractors and shifting the manufacturing of our product recovery and pollution control technology projects to locations that are closer to the actual customer.

This alleviates a heavy manufacturing overhead which might otherwise burden this segment with higher fixed costs and enables us to reduce the influence of lower sales volumes on the bottom line.

Operating margins in our fluid handling technologies reporting segment were only slightly off from the year ago, continuing to exhibit the benefits of the attractive margins consistently earned on our pumps and after market parts and consumables.

At the same time our filtration and purification technologies and Mefiag segments reported operating results that all things considered are consistent with our smaller sized and industrial exposure.

Our first quarter tax rate was 33.5% up from 31.4% in the first quarter of last year. We expect the tax rate for the current fiscal year 2010 to be in the 33-1/2% to 34% range which is consistent with our historical tax rate.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
05-22-09/10:00 am CT
Confirmation #98364818

For the quarter we reported net income of $952,000 or 7 cents per fully diluted share. These results include the various charges and credits previously mentioned that on an aggregate basis accounts for approximately $800,000 or 4 cents per share and which when added back made this quarter 11 cents per share versus 13 cents per fully diluted share a year ago.

Cash flows from operating activities for the quarter amounted to $5.9 million up more than 24.5% compared with $4.8 million of operating inflows recorded in last year’s first quarter.

Met-Pro’s balance sheet remains strong. At April 30th cash on hand totaled a record $26.4 million or $1.81 per share even after distributing $3.4 million in dividends and repurchasing $7.7 million of stock for our shareholders over the past 12 months.

At April 30th our current ratio was 5.7 and total debt was only $4.9 million giving us a total debt to equity ratio of just 6.2%.

In summary, we have been able to very quickly react to changing end market conditions to remain profitable, generate high positive cash flow and maintain our strong financial position.

At the same time we have used our resources to invest in our organization to prepare for additional growth while also rewarding our shareholders through dividends and share repurchases. Thank you and I would now like to turn the call back to Ray. Ray?

Ray De Hont:
Thank you Gary. Just a few concluding thoughts before we open the call to questions. I spent a lot of time recently traveling around not only to China, to evaluate our growth opportunities in Asia, but throughout our organization to evaluate firsthand how the current global economic slowdown has impacted our long term plans.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
05-22-09/10:00 am CT
Confirmation #98364818

In the short term there are market forces that are challenging us to roll up our sleeves, dig in, innovate and more effectively use the considerable resources of our organization. And though the growth of the last several years may have stalled we are continuing to compete in our niche markets without sacrificing the financial discipline that has been the hallmark of Met-Pro since our inception.

At the same time I see tremendous progress being achieved along all the key objectives we have identified as the key to our long term growth. We have partnerships with a variety of prestigious universities where we are working on a host of next generation products.

We are expanding our global footprint to get closer to markets in Asia, China, the Middle East and other developing areas which are certain to be sources of strong demand for our varied product offerings.

And we are improving productivity throughout the organization such as though our - through our lean manufacturing rollout which will enable us to leverage our growth into increasingly attractive returns for shareholders.

Over the long term we are confident that your company is well positioned to capitalize on the very powerful trends towards global environmental stewardship, energy efficiency and process improvements. Our dividend remains solid.

At our meeting on March 27, 2009 the Board of Directors declared a quarterly dividend of 6 cents per share payable June 12, 2009 to shareholders of record at the close of business on May 29, 2009. This is the 34th consecutive year the company has paid either a cash or stock dividend.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
05-22-09/10:00 am CT
Confirmation #98364818

In addition, the company has 300,000 shares remaining on an existing stock repurchase authorization should it be determined repurchases are the best means to further create shareholder value. I’d like to thank the many loyal, dedicated and talented employees who have contributed to our success as well as thank our shareholders for their continued support.

I’d also like to thank all of you for your participation in today’s call. I’ll now turn the call back to Kevin Bittle. Kevin?

Kevin Bittle:	Thank you Ray. At this time we would welcome any questions you may have. I would like to ask our operator (Kristy) to provide instructions for this portion of the call. Thank you.

Operator:	At this time I would like to remind everyone in order to ask a question press star then the number 1 on your telephone keypad. At this time there are no questions.

Kevin Bittle:	Could you re-poll and ask again for questions please?

Operator:	Again, to ask a question please press star then the number 1 on your telephone keypad. At this time there are no questions.

Kevin Bittle:	Okay. Thank you very much. We’d like to all thank you for participating in today’s call and we’ll close the call now. Thank you very much.

Operator:	This concludes today’s conference call. You may now disconnect.

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